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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 26, 2001 (except with respect to the matter discussed in Note 13, as to which date is June 11, 2001) included in Peregrine Systems, Inc.'s Form 10-K for the year ended March 31, 2001 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
-----------------------------
Arthur Andersen LLP


San Diego, California

November 12, 2001